Exhibit 10.1

EXECUTION VERSION

COMMITMENT AGREEMENT

This COMMITMENT AGREEMENT (this “Agreement”), by and among Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), Sprint HoldCo, LLC, a Delaware limited liability company (“Sprint HoldCo” and, together with Sprint Nextel, the “Sprint Parties”), Clearwire Corporation, a Delaware corporation (“Clearwire”) and Clearwire Communications LLC, a Delaware limited liability company (“Clearwire LLC” and, together with Clearwire, the “Clearwire Parties” and, together with the Sprint Parties, the “Parties”), is entered into as of November 30, 2011 (the “Execution Date”).

RECITALS:

Simultaneously with the execution of this Agreement, (1) Sprint Spectrum L.P. and Clearwire LLC are entering into an amendment (the “MVNO Agreement Amendment”) to the 4G MVNO Agreement, dated November 28, 2008, by and among Clearwire LLC, Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and Sprint Spectrum L.P. d/b/a Sprint, as amended on April 18, 2011 and related agreements (as amended, the “MVNO Agreement”); (2) the Sprint Parties and the Clearwire Parties are entering into a Sprint/Clearwire settlement and release agreement (the “Sprint/Clearwire Release”); and (3) the Sprint Parties and the Equityholders (as defined below) are entering into certain Equityholder Releases (as defined below).

The Clearwire Parties intend to consummate the Equity Offering (as defined below) as soon as practicable after the Execution Date.

In consideration for the MVNO Agreement Amendment, the Releases (as defined below) and the other provisions set forth herein, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

(a)	“Alternative New Securities” has the meaning set forth in the Equityholders’ Agreement.

(b)	“Bankruptcy” has the meaning set forth in the Equityholders’ Agreement.

(c)	“Bylaws” has the meaning set forth in the Equityholders’ Agreement.

(d)	“Business Day” has the meaning set forth in the Equityholders’ Agreement.

(e)	“Charter” has the meaning set forth in the Equityholders’ Agreement.

(f)	“Charter Amendment” has the meaning set forth in Section 8(c).

(g)	“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Clearwire.

(h)	“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Clearwire.

(i)	“Consent” has the meaning set forth in Section 2(g).

(j)	“Debt Offering” means an offering of first lien senior secured debt by the Clearwire LLC or any of its wholly owned subsidiaries, with terms customary for such an issuer and an aggregate principal amount equal to the Debt Offering Amount.

(k)	“Debt Offering Amount” means the maximum amount of first lien senior secured indebtedness that Clearwire LLC is permitted to incur or issue in compliance with its outstanding debt agreements after giving effect to the consummation of the Equity Offering, which will equal 50% of the net cash proceeds of any Equity Offering.

(l)	“Encumbrance” means any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(m)	“Equityholder Release” means the equityholder settlement and release agreement substantially in the form attached hereto as Exhibit A.

(n)	“Equityholders” means Sprint HoldCo, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC and BHN Spectrum Investments, LLC.

(o)	“Equityholders’ Agreement” means the Equityholders’ Agreement, dated as of November 28, 2008, by and among Clearwire and the Equityholders, as amended by Amendment to Equityholders’ Agreement, dated as of December 8, 2010.

(p)	“Equity Offering” means an offering of New Securities by the Clearwire Parties.

(q)

“Governmental Authority” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, or other government; (iii) governmental or quasi-governmental authority of any nature; or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing power or authority of any nature.

(r)	“Gross Proceeds” means the gross proceeds to the Clearwire Parties (including the gross proceeds in respect of purchases by Sprint HoldCo pursuant to Section 2) from the consummation of the Equity Offering.

(s)	“Indemnified Claims” has the meaning set forth in Section 5(d).

(t)	“Law” means any applicable foreign or domestic, federal, state or local law (including common law), statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or requirement of any Governmental Authority or any arbitration tribunal.

(u)	“New Securities” has the meaning set forth in the Equityholders’ Agreement.

(v)	“Note” has the meaning set forth in Section 5(b).

(w)	“Note Delivery Date” means January 3, 2012.

(x)	“Operating Agreement” has the meaning set forth in the Equityholders’ Agreement.

(y)	“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

(z)	“Preemptive Right Pro Rata Share” has the meaning set forth in the Equityholders’ Agreement.

(aa)	“Purchase Date” shall mean the date of consummation of any purchase of New Securities (or Alternative New Securities) by Sprint HoldCo pursuant to Section 2(a) or Section 2(b).

(bb)	“Proceeding” means any claim, action, arbitration, hearing, legal complaint, investigation, litigation, or suit (whether civil, criminal, administrative) commenced, brought, conducted, or heard by or before, any Governmental Authority or arbitrator.

(cc)	“Releases” means the Sprint/Clearwire Release and the Equityholder Releases.

(dd)	“Subsidiary” has the meaning set forth in the Equityholders’ Agreement.

(ee)	“Termination Date” has the meaning set forth in Section 11.

(ff)	“Transaction Agreements” means this Agreement, the MVNO Agreement Amendment, the Sprint/Clearwire Release and the Note.

2. Equity and Debt Offering.

(a)	In connection with an Equity Offering with Gross Proceeds of at least $400,000,000 but equal to or less than $700,000,000, Sprint HoldCo agrees to exercise its preemptive rights under Section 3.5 of the Equityholders’ Agreement to commit to purchase New Securities (or Alternative New Securities) representing Sprint HoldCo’s Preemptive Right Pro Rata Share of the New Securities issued in such Equity Offering.

(b)	In connection with an Equity Offering with Gross Proceeds of more than $700,000,000, (i) with respect to $700,000,000 of the Gross Proceeds of such Equity Offering, Sprint HoldCo agrees to exercise its preemptive rights in accordance with Section 2(a) and (ii) with respect to any amount of Gross Proceeds of such Equity Offering in excess of $700,000,000, Sprint HoldCo may (but shall not be obligated to) exercise all or any part of its preemptive rights under Section 3.5 of the Equityholders’ Agreement. In no event will Sprint HoldCo be obligated to commit to purchase New Securities (or Alternative New Securities) for an aggregate purchase price of more than $700,000,000 multiplied by Sprint HoldCo’s Preemptive Right Pro Rata Share of the New Securities (or Alternative New Securities) issued in such Equity Offering.

(c)	Notwithstanding Section 3.5(g) of the Equityholders’ Agreement, the consummation of the transactions contemplated by Section 2(a) or Section 2(b) will occur on the date of the consummation of the Equity Offering resulting in Gross Proceeds of at least $400,000,000.

(d)	Notwithstanding the foregoing, the obligation of Sprint HoldCo to consummate the transactions contemplated by Section 2(a) or Section 2(b) will be subject to the simultaneous consummation of the remainder of such Equity Offering so as to result in Gross Proceeds of at least $400,000,000, the delivery of the closing deliverables set forth in Section 7 and the satisfaction of the closing conditions set forth in Section 8. Sprint HoldCo’s obligations set forth in Section 2(a) and Section 2(b) shall (i) terminate upon the consummation of an Equity Offering pursuant to which Sprint HoldCo purchases New Securities (or Alternative New Securities) in accordance with Section 2(a) or Section 2(b); and (ii) be suspended upon the occurrence and during the continuance of any payment default by any of the Clearwire Parties or their Subsidiaries under any of their outstanding debt agreements or the MVNO Agreement.

(e)	In connection with the Equity Offering, the Sprint Parties shall be entitled to exercise all or any rights under Sections 2.13(j) and 3.5 of the Equityholders’ Agreement, and nothing in this Agreement shall alter or affect the rights of the Sprint Parties under the Equityholders’ Agreement (including the right to purchase Alternative New Securities in connection with any purchase pursuant to Section 2(a) or Section 2(b)).

(f)	In connection with the Equity Offering, each of the Clearwire Parties shall provide to the Sprint Parties the same representations and warranties provided to, and the obligations of Sprint HoldCo will be subject to all of the conditions of, the other participants in such Equity Offering and the rights of Sprint HoldCo under Section 3.5 of the Equityholders’ Agreement. In addition, Sprint HoldCo will receive at least the same rights received by any other participant in such Equity Offering; provided that to the extent the Clearwire Parties pay a commitment fee to a participant in such Equity Offering then Sprint HoldCo will not be entitled to receive such fee unless all other participants in such Equity Offering receive such fee. For the avoidance of doubt, if another participant in such Equity Offering has the right to terminate a commitment to purchase New Securities in such Equity Offering, Sprint HoldCo’s right to terminate its commitment will apply only to such Equity Offering and will not terminate any other commitment of Sprint HoldCo to purchase New Securities (or Alternative New Securities) in any other Equity Offering in accordance with the terms and conditions set forth in this Agreement. For the purposes of this Section 2(f), the term “participant in such Equity Offering” shall include any Person providing a commitment to purchase New Securities in such Equity Offering (whether or not such purchase is conditioned on the purchase by any other Person or is actually consummated).

(g)	In connection with the Equity Offering resulting in Gross Proceeds of at least $400,000,000, Sprint HoldCo will execute a written consent to the Charter Amendment (the “Consent”) and will agree to vote, at any meeting of stockholders and to the extent required by the rules of the Nasdaq Global Select Market, in favor of any payments by Clearwire of any customary fees required to be paid to an unaffiliated third party in respect of a backstop commitment by such third party to purchase New Securities in such Equity Offering.

(h)	In connection with the consummation of the Equity Offering resulting in Gross Proceeds of at least $400,000,000, if requested by any managing underwriter or backstop purchaser of such Equity Offering, each Sprint Party agrees to execute a customary lock-up agreement on the date of consummation of such Equity Offering, which shall include customary exceptions, with respect to the transfer by the Sprint Parties of Class A Common Stock or Class B Common Stock, which lock-up agreement will provide for a lock-up period not to exceed ninety (90) days.

(i)	If Clearwire consummates the Equity Offering, Clearwire LLC shall use its commercially reasonable best efforts to consummate the Debt Offering at the earliest practicable time thereafter.

3. Representations and Warranties of the Clearwire Parties. Each of the Clearwire Parties hereby represents and warrants, jointly and severally, that as of the date hereof and as of the Purchase Date:

(a)	each Clearwire Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all corporate, limited liability company or similar powers required to carry on its business as now conducted;

(b)	each of the Clearwire Parties has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is or will be a party;

(c)	none of the Clearwire Parties has previously assigned or in any way transferred or conveyed any of the claims subject to the Sprint/Clearwire Release;

(d)	for the avoidance of doubt, it was and remains the intention of Clearwire, in approving and enacting (i) Section 14.1 of the Charter and (ii) Article 6, Section 2 of the Bylaws, for the Equityholders’ Agreement, and specifically Section 2.7 thereof, to be incorporated by reference therein and to consequently govern the parameters of Clearwire’s corporate authority to take the actions set forth therein on behalf of itself and its Subsidiaries;

(e)	for the avoidance of doubt, it was and remains the intention of Clearwire LLC, in approving and enacting Section 3.5 of the Operating Agreement, for the Equityholders’ Agreement, and specifically Section 2.7 thereof, to be incorporated by reference therein and to consequently govern the parameters of Clearwire LLC’s limited liability company authority to take the actions set forth therein on behalf of itself and its Subsidiaries;

(f)	each of the Transaction Agreements has been, or, in the case of the Note, will be on the Note Delivery Date, duly executed and delivered by each of the Clearwire Parties party thereto and constitutes, or, in the case of the Note, will contitute on the Note Delivery Date, a legal, valid and binding obligation of each of the Clearwire Parties party thereto, enforceable against each of them in accordance with its terms; and

(g)	the execution, delivery and performance of the Transaction Agreements by each of the Clearwire Parties party thereto (i) has been duly authorized by each of the Clearwire Parties, as applicable, (ii) does not and will not result in the imposition of any material Encumbrance, (iii) except as expressly contemplated by this Agreement and any required filings with the Securities and Exchange Commission, does not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person and (iv) does not and will not conflict with, or result in a breach of or constitute a default under, any organizational document of any Clearwire Party or any other material agreement to which any of the Clearwire Parties is a party or by which any of the Clearwire Parties is bound or any material Law applicable to such Clearwire Party or any of their respective Subsidiaries or their respective assets.

4. Representations and Warranties of the Sprint Parties. Each of the Sprint Parties hereby represents and warrants, jointly and severally, that as of the date hereof and as of the Purchase Date:

(a)	each Sprint Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has all corporate, limited liability company or similar powers required to carry on its business as now conducted;

(b)	each of the Sprint Parties has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Agreements to which it is a party;

(c)	each of the Transaction Agreements has been duly executed and delivered by each of the Sprint Parties party thereto and constitutes a legal, valid and binding obligation of each of the Sprint Parties party thereto, enforceable against each of them in accordance with its terms; and

(d)	the execution, delivery and performance of the Transaction Agreements by each of the Sprint Parties party thereto (i) has been duly authorized by each of the Sprint Parties, as applicable, (ii) does not and will not result in the imposition of any material Encumbrance, (iii) except for any required filings with the Securities and Exchange Commission, does not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person and (iv) does not and will not conflict with, or result in a breach of or constitute a default under, any organizational document of any Sprint Party or any other material agreement to which any of the Sprint Parties is a party or by which any of the Sprint Parties is bound or any material Law applicable to such Sprint Party or any of their respective Subsidiaries or their respective assets; provided that neither of the Sprint Parties makes any representation or warranty regarding any agreement to which any of the Clearwire Parties is a party.

5. Additional Covenants.

(a)	The Clearwire Parties will use their commercially reasonable best efforts to effect sales of spectrum, other assets and/or equity of the Clearwire Parties, or take such other actions, as may be necessary from time to time to permit the Clearwire Parties to meet their obligations as they become due and to maintain a reasonable level of liquidity in light of their accrued and committed obligations; provided that the Clearwire Parties will not be required to use commercially reasonable best efforts to take such actions if the Board of Directors of Clearwire determines in good faith that causing the Clearwire Parties to take such actions would be inconsistent with their fiduciary duties.

(b)

Subject to the terms of the Note and this Section 5, Sprint Nextel shall loan (or cause its Subsidiaries to loan) $150,000,000 of unsecured indebtedness pursuant to a promissory note in the form set forth in Exhibit B hereto (the “Note”) to the

Clearwire Parties, as described in Section 3.2 of Schedule 7.1 to the MVNO Agreement Amendment. On the Note Delivery Date, (i) the Clearwire Parties will execute and deliver the Note to Sprint Nextel or its Subsidiaries and (ii) Sprint Nextel or its Subsidiaries will advance loan proceeds of $150,000,000 to Clearwire LLC in cash by wire transfer of immediately available funds to a bank account of Clearwire LLC (designated in writing by Clearwire LLC to Sprint Nextel by December 26, 2011). The actions and transactions described in this Section 5(b) shall comply with and be subject to Section 5.2(e) of the Operating Agreement, and Clearwire will use its commercially reasonable best efforts to obtain necessary waivers of Section 5.2(e) or to otherwise satisfy the terms thereof to permit the consummation of the transactions contemplated by this Section 5(b).

(c)	The Clearwire Parties shall use commercially reasonable best efforts to obtain and deliver, or cause to be delivered, to the Sprint Parties Equityholder Releases from each Equityholder (other than Sprint HoldCo) that has not executed and delivered to the Sprint Parties an Equityholder Release on or prior to the Execution Date.

(d)	Each of the Sprint Released Parties (as defined in the Sprint/Clearwire Release) shall be defended (unless the Clearwire Parties elect to tender the defense to the Sprint Released Parties), indemnified and held harmless jointly and severally by each of the Clearwire Parties from and against any and all losses, liabilities, expenses (including reasonable attorneys’ fees), claims, suits, actions and damages arising from or in connection with any and all claims or causes of action asserted by any Equityholder (or any of its affiliates) that has not executed and delivered to the Sprint Parties an Equityholder Release of the Sprint Released Parties, in their capacity as a current or former stockholder, debtholder, member, director, customer or supplier of any of the Clearwire Parties or any of their Subsidiaries, for, relating to or arising out of (a) any actual or alleged breach of the Equityholders’ Agreement prior to the Execution Date, (b) any actual or alleged fraudulent act or omission against, or any actual or alleged breach of any fiduciary duty, duty of loyalty or duty of care owed to, such Equityholder (or any of its affiliates), in its capacity as an equityholder in the Clearwire Parties, prior to the Execution Date or (c) any actual or alleged violations of anti-trust law or tortious conduct prior to the Execution Date relating to any Sprint Released Parties’ status as a stockholder, debtholder, member, director, customer or supplier of the Clearwire Parties or any of their Subsidiaries causing actual or alleged injury to such Equityholder in its capacity as an equityholder of the Clearwire Parties or any of their Subsidiaries (collectively “Indemnified Claims”); provided, however, that this obligation of the Clearwire Parties to defend, indemnify and hold harmless the Sprint Released Parties shall apply only to Indemnified Claims asserted within three (3) years of the Execution Date.

6. Closing Deliverables of the Sprint Parties. On or prior to the Purchase Date, the Sprint Parties will deliver, or cause to be delivered, to the Clearwire Parties the following:

(a)	the Consent duly executed by Sprint HoldCo; and

(b)	a certificate executed by an executive officer of each of the Sprint Parties certifying compliance by the respective Sprint Party with the conditions set forth in Sections 9(a) and (b).

7. Closing Deliverables of the Clearwire Parties. On or prior to the Purchase Date, the Clearwire Parties will deliver, or cause to be delivered, to the Sprint Parties the following:

(a)	a certificate executed by the Secretary or any Assistant Secretary of Clearwire attaching the Charter Amendment and certifying that such amendment has been validly approved and adopted and is in full force and effect; and

(b)	a certificate executed by an executive officer of each of the Clearwire Parties certifying compliance by the respective Clearwire Party with the conditions set forth in Sections 8(d) and (e).

8. Conditions to Sprint’s Obligation to Close. The obligation of the Sprint Parties to consummate the purchase of the New Securities (or Alternative New Securities) by Sprint HoldCo pursuant to Section 2(a) or 2(b), as applicable, is subject to the following conditions:

(a)	no applicable Law will prohibit or prevent the consummation of the Equity Offering;

(b)	no effective injunction, writ or preliminary restraining order or any order of any nature will have been issued by a Governmental Authority of competent jurisdiction prohibiting the consummation of the Equity Offering as provided in this Agreement;

(c)	the Charter shall have been amended to increase the number of authorized shares of Class A Common Stock by 500,000,000 shares and the number of authorized shares of Class B Common Stock by a number of shares sufficient to permit the issuance of such number of Alternative New Securities to be issued in the Equity Offering (the “Charter Amendment”);

(d)	the representations and warranties of the Clearwire Parties set forth in Section 3 shall have been true and correct in all material respects as of the Execution Date and will be true and correct in all material respects as of the Purchase Date as though made on and as of the Purchase Date;

(e)

each of the Clearwire Parties shall have performed in all material respects all of its respective covenants and agreements required to be performed by each of them under the Transaction Agreements (and, except as otherwise stated in this

Agreement, under Section 3.5 of the Equityholders’ Agreement with respect to the Equity Offering);

(f)	the MVNO Agreement (including the MVNO Agreement Amendment) will remain in full force and effect (except with respect to any termination thereof resulting from a breach thereof by any Subsidiary of Sprint Nextel); and

(g)	the loan contemplated in Section 5(b) shall have been made in accordance with the terms thereunder, including execution and delivery of the Note.

9. Conditions to Clearwire’s Obligation to Close. The obligation of the Clearwire Parties to consummate the transactions contemplated by Section 2(a) or 2(b), as applicable, is subject to the following conditions:

(a)	the representations and warranties of the Sprint Parties set forth in Section 4 shall have been true and correct in all material respects as of the Execution Date and will be true and correct in all material respects as of the Purchase Date as though made on and as of the Purchase Date; and

(b)	each of the Sprint Parties will have performed in all material respects all of its respective covenants and agreements required to be performed by each of them under the Transaction Agreements.

10. Amendment. No amendment of this Agreement shall be valid unless in writing and signed by an authorized representative of each Party.

11. Termination. This Agreement shall terminate: (a) upon the mutual written agreement of the Parties; (b) if the Equity Offering resulting in Gross Proceeds of at least $400,000,000 has not been consummated by September 30, 2012 (the “Termination Date”); (c) upon written notice from the Sprint Parties following a material breach (that remains uncured for any applicable cure period) by any of the Clearwire Parties of this Agreement or the MVNO Agreement; and (d) upon written notice from the Clearwire Parties following a material breach (that remains uncured for any applicable cure period) by any of the Sprint Parties of this Agreement or the MVNO Agreement. No such termination shall relieve any Party for liability for any intentional and willful breach of this Agreement or any fraud in connection with this Agreement. If this Agreement terminates under this Section 11, there will be no liability on the part of any non-breaching Party or its partners, officers, directors or stockholders, except for obligations under this Section 11, Section 12 and Section 13.

12. Survival of Representations and Warranties and Covenants. The representations and warranties in this Agreement of any Party or in any instrument delivered pursuant to this Agreement and covenants set forth in Section 5 of this Agreement shall survive the Execution Date indefinitely.

13. Fees and Expenses. The Clearwire Parties shall pay all fees and expenses related to the Equity Offering and the Debt Offering, including filing and printing fees, fees and expenses of any subscription and information agents, fees and expenses of counsel to the Clearwire Parties, and accounting fees and expenses and fees and expenses associated with registration under and/or compliance with applicable federal and state securities Laws and the Nasdaq Global Select Market.

14. Public Announcements. The Parties have agreed upon the form and substance of press releases announcing the execution of this Agreement and the transactions contemplated hereby, which shall be issued promptly following the execution and delivery hereof. Thereafter until the earlier of the closing of the Equity Offering resulting in Gross Proceeds of at least $400,000,000 and the termination of this Agreement, no Party will, and no Party will permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which consent will not be unreasonably withheld) of the other Parties, except that any Party may, without the prior consent of any other Party, issue or cause the publication of any press release or other public announcement to the extent it reasonably determines that so doing is or may be required by Law or by the rules and regulations of the Nasdaq Global Select Market or the New York Stock Exchange.

15. Assignment. No Party shall assign its rights under this Agreement or delegate its obligations hereunder without the prior consent of the other parties hereto, except that Sprint HoldCo may assign its right to purchase any New Securities (or Alternative New Securities) pursuant to Section 2 of this Agreement to Sprint Nextel or any Subsidiary of Sprint Nextel; provided that no such assignment shall relieve either of the Sprint Parties of their respective obligations under this Agreement. This Agreement will be binding on and will inure to the benefit of the parties hereto and their successors and permitted assigns, and any reference to a Party will also be a reference to the successors (whether by merger, operation of law or otherwise) or permitted assigns of that Party.

16. Waiver. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the Party against whom the waiver is to be effective. No delay or omission by any Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or obligation shall not be construed to be a waiver of any succeeding breach or any other obligation.

17. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and represents the entire agreement between the parties with respect to that subject matter, except in each case for the MVNO Agreement Amendment, the Releases and the Note.

18. Governing Law; Jurisdiction. This Agreement will be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may only be brought in the courts of the State of Delaware or the federal courts located in the State of Delaware, and each of the parties hereto consents to the jurisdiction of the courts (and of the appropriate appellate courts therefrom) in any Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any court or that any Proceeding that is brought in any court has been brought in an inconvenient forum. Process in any Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of the court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 19 will be deemed effective service of process on such party. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

19. Notices. All notices, consents, approvals, agreements, authorizations, acceptances, rejections and waivers under this Agreement shall be in writing and shall be deemed given when: (i) delivered by hand to the applicable party hereto at the address specified; (ii) received by that addressee at that address by certified mail, return receipt requested, with postage fully prepaid; (iii) for those items the parties hereto agree may be communicated via email, the person specified at the e-mail address specified has acknowledged or confirmed receipt thereof; or (iv) delivered by a nationally recognized overnight courier at the address specified. The parties hereto may change the address or person for notification upon 10 days’ notice to the other. The initial notification information for each Party is:

For each of the Sprint Parties:

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: General Counsel

with copies (which will not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Michael J. Egan

For each of the Clearwire Parties:

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

Attention: Vice-President Corporate Development

Facsimile No.: (425) 216-7766

with copies (which will not constitute notice) to:

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

Attention: General Counsel

Facsimile No.: (425) 216-7766

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one counterpart.

21. Interpretation. Unless the context of this Agreement otherwise clearly requires,

(a)	references to the plural include the singular, and references to the singular include the plural,

(b)	the words “include,” “includes” and “including” do not limit the preceding terms or words and will be deemed to be followed by the words “without limitation,”

(c)	references to any Person include the successors and permitted assigns of that Person,

(d)	the terms “day” and “days” mean and refer to calendar day(s),

(e)	the terms “year” and “years” mean and refer to calendar year(s), and

(f)	the words “in full force and effect,” when used with respect to any contract, agreement or other arrangement that is binding or purports to be binding, mean, without limitation, that, if applicable, such contract, agreement or arrangement has been assumed by the relevant party pursuant to Section 365 of Title 11 of the United States Code.

Unless otherwise set forth in this Agreement, references in this Agreement to:

(i) any document, instrument or agreement (including this Agreement)

(A)	includes and incorporates all Exhibits,

(B)	includes all documents, instruments or agreements issued or executed in replacement of those documents, instruments or agreements, and

(C)	means the document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and

(ii) all Section and Exhibit references in this Agreement are to Sections and Exhibits of this Agreement, unless otherwise specified. This Agreement will not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if all Parties had prepared it.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

SPRINT NEXTEL CORPORATION

By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	President – Strategic Planning and Corporate Services

SPRINT HOLDCO, LLC

By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	Vice President

CLEARWIRE CORPORATION

By:	/s/ Erik Prusch
	Name:	Erik Prusch
	Title:	President & Chief Executive Officer

CLEARWIRE COMMUNICATIONS LLC

By:	/s/ Erik Prusch
	Name:	Erik Prusch
	Title:	President & Chief Executive Officer

Exhibit A

Equityholder Release

EQUITYHOLDER SETTLEMENT AND RELEASE AGREEMENT

This Equityholder Settlement and Release Agreement (this “Settlement Agreement”) is made and entered into as of this          day of November, 2011 (the “Effective Date”), among Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), Sprint Spectrum L.P., a Delaware limited partnership (“Sprint Spectrum”), Sprint HoldCo, LLC, a Delaware limited liability company (“Sprint HoldCo” and, together with Sprint Nextel and Sprint Spectrum, the “Sprint Parties”), on the one hand, and [            ] (“[            ]”) and [            ] (“[            ]” and, together with [            ], the “[            ] Parties”), on the other hand. The Sprint Parties and the [            ] Parties may be referred to collectively as the “Parties.” Unless otherwise defined in this Settlement Agreement, capitalized terms will have the same meaning as they have in the Equityholders’ Agreement (as defined below).

RECITALS

A. Certain of the Parties are equityholders of Clearwire Corporation, a Delaware corporation (“Clearwire”), and Clearwire Communications LLC, a Delaware limited liability company (“Clearwire LLC” and, together with Clearwire, the “Clearwire Parties”).

B. Certain of the Parties and other entities entered into the Equityholders’ Agreement, dated November 28, 2008 (as amended, the “Equityholders’ Agreement”).

C. The Parties have certain disputes and potential claims arising out of or relating to (i) the Equityholders’ Agreement and the alleged duties and obligations owed to the Clearwire Parties and to each other in connection with their equity holdings in the Clearwire Parties and the business dealings of the Clearwire Parties and (ii) violations of anti-trust law or tortious conduct (“Disputes”).

D. In order to induce certain of the Sprint Parties to consummate the transactions contemplated by the Commitment Agreement, dated as of [            ], 2011 by and among certain of the Sprint Parties and the Clearwire Parties (the “Commitment Agreement”), and in recognition of the benefits that will be recognized by the [            ] Parties as a result of such consummation, and to avoid the costs and risks of litigation, the Parties desire to resolve the Disputes and enter into this Settlement Agreement.

AGREEMENT

The Parties agree as follows:

1. Settlement. In consideration for consummation of the transactions contemplated by the Commitment Agreement, the Parties agree to fully settle and resolve all Disputes as provided herein.

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2. Specific Release of Sprint Released Parties. As of the Effective Date, each of the [            ] Parties, on behalf of itself and its direct and indirect subsidiaries, affiliates, successors, assigns, employees, agents, insurers and every person or entity acting or purporting to act for or on behalf of the [            ] Parties (the “[            ] Releasing Parties”), hereby releases, discharges, and acquits each of the Sprint Parties, its employees and former employees, the Sprint Designees and all of its former and current parents, direct and indirect subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents, insurers and every person or entity acting or purporting to act for or on behalf of any of the Sprint Parties (the “Sprint Released Parties”), from any and all claims, liabilities, rights, demands, suits, matters, liens, obligations, damages, losses or costs, actions or causes of action of every nature and description, in law or in equity, under statute, contract, the common law, or otherwise, that the [            ] Releasing Parties have, had, or may have (whether known or unknown) against the Sprint Released Parties that are, have been, could reasonably have been, or in the future might reasonably be, asserted, arising from, related to, or in connection with (a) any breach of the Equityholders’ Agreement by a Sprint Released Party prior to the Effective Date, (b) any fraudulent act or omission by a Sprint Released Party against, or any breach of any fiduciary duty, duty of loyalty or duty of care owed by a Sprint Released Party to, the [            ] Parties and their shareholders and members prior to the Effective Date relating to any Sprint Released Party’s status as a stockholder, debtholder, member, director, customer or supplier of the Clearwire Parties or any of their Subsidiaries and (c) any violations of anti-trust law or tortious conduct by a Sprint Released Party prior to the Effective Date relating to any Sprint Released Party’s status as a stockholder, debtholder, member, director, customer or supplier of the Clearwire Parties or any of their Subsidiaries.

3. Specific Release of [            ]Released Parties. As of the Effective Date, each of the Sprint Parties, on behalf of itself and its direct and indirect subsidiaries, affiliates, successors, assigns, employees, agents, insurers and every person or entity acting or purporting to act for or on behalf of the Sprint Parties (the “Sprint Releasing Parties”), hereby releases, discharges, and acquits each of the [            ] Parties, their employees and former employees, the [            ] Designees and [            ] Observer, and all of their former and current parents, direct and indirect subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents, insurers and every person or entity acting or purporting to act for or on behalf of any of the [            ] Parties (the “[            ] Released Parties”), from any and all claims, liabilities, rights, demands, suits, matters, liens, obligations, damages, losses or costs, actions or causes of action of every nature and description, in law or in equity, under statute, contract, the common law, or otherwise, that the Sprint Releasing Parties have, had, or may have (whether known or unknown) against the [            ] Released Parties that are, have been, could reasonably have been, or in the future might reasonably be, asserted, arising from, related to, or in connection with (a) any breach of the Equityholders’ Agreement by a [            ] Released Party prior to the Effective Date, (b) any fraudulent act or omission by a [            ] Released Party against, or any breach of any fiduciary duty, duty of loyalty or duty of care owed by a [            ] Released Party to, the Sprint Parties and their shareholders and members prior to the Effective Date relating to any Sprint Released Party’s status as a stockholder, debtholder, member, director, customer or supplier of the Clearwire Parties or any of their Subsidiaries and (c) any violations of anti-trust law or tortious conduct by a [            ] Released Party prior to the Effective Date relating to any Sprint Released Party’s status as a stockholder, debtholder, member, director, customer or supplier of the Clearwire Parties or any of their Subsidiaries.

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4. Cooperation. The Parties will cooperate with each other fully and in good faith and will take all further actions and execute all further documents as may be necessary to ensure this Settlement Agreement is effective and enforceable.

5. Power to Sign and Non-Assignment. Each of the [            ] Parties, on the one hand, and each of the Sprint Parties, on the other hand, represent and warrant to the [            ] Parties or the Sprint Parties, as applicable, that each such [            ] Party or Sprint Party, as applicable, has the power and authority to execute, deliver, and perform this Settlement Agreement and that it has not previously assigned or in any way transferred or conveyed all or any of the claims released by this Settlement Agreement.

6. No Admission. No agreements made herein or other consideration given will be construed as an admission of liability, all liability being expressly denied by the Parties, or that either Party has committed or engaged in any deceptive or unlawful act, violation or breach of contract or duty imposed by law.

7. Governing Law. This Settlement Agreement is and will be governed by, construed, performed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would require the application of the law of any other jurisdiction.

8. Counterparts and Facsimiles. This Settlement Agreement may be executed in one or more counterparts, each counterpart will be considered an original document. The facsimile signature of any Party will be deemed to have the same effect as its original signature.

9. Modifications. This Settlement Agreement may not be revised, amended or altered except by a written document signed by all of the Parties.

10. Covered Parties. This Settlement Agreement shall be binding upon and inure to the benefit of the [            ] Parties, the Sprint Parties, the Released Parties and Releasing Parties.

11. Entire Agreement. This Settlement Agreement is intended to be the final expression of the Parties with respect to the Specific Releases described in paragraphs “2” and “3” above. It supersedes all prior negotiations, agreements or understandings, written or oral, concerning the Specific Releases. Each Party declares that no promise, inducement or agreement not herein expressed has been made to or with any Party and that this Settlement Agreement contains the entire agreement between the Parties with respect to the Disputes. This Settlement Agreement was drafted cooperatively by the Parties and therefore no language in this Settlement Agreement shall be construed in favor or against any of the Parties.

12. Acknowledgment of Understanding. Each Party executing this Settlement Agreement represents that it has read carefully and understands all the provisions of this Settlement Agreement and has had sufficient opportunity to evaluate the merits of entering into this Settlement Agreement.

13. Severability. When possible, each provision of this Settlement Agreement will be interpreted so as to be effective and valid under Law, but if any provision of this Settlement Agreement is held to be invalid, illegal or unenforceable in any respect under any Law in any jurisdiction, that

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invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Settlement Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained in this Settlement Agreement and the parties to this Settlement Agreement will use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by that provision.

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IN WITNESS WHEREOF, the Parties sign this Settlement Agreement on the Effective Date.

Sprint Nextel Corporation	[ ]
By:	By:
Name:	Name:
Title:	Title:

Sprint Spectrum L.P.
By:
Name:
Title:

Sprint HoldCo, LLC
By:
Name:
Title:

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Exhibit B

Note

PROMISSORY NOTE

U.S. $150,000,000.00	New York, New York
January 3, 2012

FOR VALUE RECEIVED, the undersigned, CLEARWIRE COMMUNICATIONS LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of SPRINT SPECTRUM L.P., a Delaware limited partnership (the “Lender”), at its office at 6200 Sprint Parkway, Overland Park, Kansas 62251, or such other location as to which the Lender shall have notified the Borrower in writing, in lawful money of the United States of America and in immediately available funds, (A) on January 2, 2013 (the “First Scheduled Maturity Date”), (i) the principal sum of SEVENTY FIVE MILLION AND NO/100 DOLLARS (U.S. $75,000,000.00), and (ii) interest on such principal amount outstanding from time to time after the date of this Promissory Note at a rate per annum equal to (x) 11.50% at all times during the period from the date of this Promissory Note until such principal amount has been paid in full, plus (y) at all times during the existence of any Event of Default as provided herein, and at all times following the First Scheduled Maturity Date or, if earlier, the acceleration of the First Scheduled Maturity Date as provided herein, an additional 11.50% and (B) on January 2, 2014 (the “Second Scheduled Maturity Date” and, together with the “First Scheduled Maturity Date, the “Scheduled Maturity Dates” and each, a “Scheduled Maturity Date”), (i) the principal sum of SEVENTY FIVE MILLION AND NO/100 DOLLARS (U.S. $75,000,000.00), and (ii) interest on such principal amount outstanding from time to time after the date of this Promissory Note at a rate per annum equal to (x) 11.50% at all times during the period from the date of this Promissory Note until such principal amount has been paid in full, plus (y) at all times during the existence of any Event of Default as provided herein, and at all times following the Second Scheduled Maturity Date or, if earlier, the acceleration of the Second Scheduled Maturity Date as provided herein, an additional 11.50%. All such payments shall be made by the Borrower without reduction for any defense, claim, counterclaim, or any assertion or exercise of any right of recoupment or setoff (except as expressly provided in Section 2 below).

1. Events of Default and Acceleration. Upon the occurrence and at any time during the continuation of any of the following events or occurrences (each an “Event of Default”):

(a) any portion of the principal amounts due hereunder (the “Loan”) or any interest thereon shall not be paid, or shall not have been satisfied as provided herein, by the applicable Scheduled Maturity Date;

(b) (i) there shall have occurred and be continuing any material breach by the Borrower in respect of its obligations to the Lender under that certain 4G MVNO Agreement dated as of November 28, 2008, among the Borrower, the Lender, Comcast

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MVNO II, LLC, TWC Wireless, LLC, and BHN Spectrum Investment, as the same has heretofore and may hereafter be amended, restated, supplemented or otherwise modified from time to time (the “4G MVNO Agreement”), including without limitation, as amended by that certain November 2011 Clearwire/Sprint Amendment to the 4G MVNO Agreement dated as of November         , 2011, between the Borrower and the Lender (the “4G MVNO Sprint/Clearwire Amendment”)); or (ii) the 4G MVNO Agreement as between the Borrower and the Lender shall have been terminated or cancelled at any time prior to the Second Scheduled Maturity Date; or

(c) (i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, (A) if such event is an Event of Default specified in clause (ii) of paragraph (b) above, or in clause (i) or (ii) of paragraph (c) above, the Loan (with accrued interest thereon) and all other amounts owing under this Promissory Note shall automatically and immediately become due and payable in full, without further action on the part of the Lender, and (B) if such event is any other Event of Default, the Lender may declare the Loan (with accrued interest thereon) and all other amounts owing under this Promissory Note to be due and payable forthwith, whereupon the same shall immediately become due and payable in full.

2. Satisfaction of Loan Amounts on the Scheduled Maturity Dates. The Borrower and the Lender agree that, if and to the extent any portion of the Loan or any interest thereon or other amounts payable under this Promissory Note remain due and owing by the Borrower to the Lender on a Scheduled Maturity Date, and any payments are then required to be paid by the Lender to the Borrower pursuant to Section 3.2 of Schedule 7.1 to the 4G MVNO Agreement (any such payments referred to herein as the “Sprint WBB Payments”), then the Lender, at its sole option, shall be entitled to retain, offset and recoup any such Sprint WBB Payments against such payments then due from the Borrower to the Lender under this Promissory Note. Such action by the Lender shall be deemed to satisfy and discharge the obligation of the Borrower to

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pay pursuant to this Promissory Note the corresponding amounts that have been so retained, offset and recouped by the Lender.

3. Set-Off. In addition to any rights and remedies of the Lender provided herein or otherwise available to the Lender under applicable law, the Lender and each of its affiliates shall have the right, upon the occurrence and during the continuation of any Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at a Scheduled Maturity Date, by acceleration or otherwise), to offset and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), and any other credits, indebtedness payment obligations, property, or claims (including, without limitation, any Sprint WBB Payments), in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or such affiliates to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

4. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5. Costs of Collection. The Borrower agrees to pay promptly to the Lender on demand all reasonable costs and expenses of the Lender incurred or sustained in the collection of any portion of the Loan or any interest thereon or other amounts payable hereunder upon an occurrence of an Event of Default or other enforcement of the Lender’s rights under this Promissory Note (including all reasonable fees and expenses of counsel for the Lender, whether incurred in any action or proceeding, including any bankruptcy, reorganization or other insolvency proceeding, or otherwise).

6. Amendments, Waivers, etc. No amendment, modification or waiver of any provision of this Promissory Note, nor consent to any departure by the Borrower or the Lender, as the case may be, from any provision of this Promissory Note, shall in any event be effective unless the same shall be in writing and signed by the Lender or the Borrower, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

7. Waivers of Presentment, etc. Without limiting the effect of Section 1 above, and to the extent not prohibited by applicable law, the Borrower hereby waives presentment for payment, demand, notice of dishonor, notice of intent to accelerate and protest of this Promissory Note.

8. Successor and Assigns. The provisions of this Promissory Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and

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assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

9. Governing Law. THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

10. Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Promissory Note or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in the 4G MVNO Agreement, or such other address of which the Lender shall have been notified by the Borrower in writing; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

11. Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PROMISSORY NOTE AND FOR ANY COUNTERCLAIM IN RESPECT HEREOF.

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This Promissory Note made and delivered by the Borrower, through its duly authorized officer, to the Lender as of the date first above written.

CLEARWIRE COMMUNICATIONS LLC

By:
Name:
Title:

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